SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                         Date of Report: August 02, 1999
                 (Date of earliest event reported: July 22, 1999)

                      Family Steak Houses of Florida, Inc.
              (Exact name of registrant as specified in its charter)

                                    Florida
                   (State or other jurisdiction of incorporation)

         0000784539                                    59-2597349
 (Commission file number)                   (IRS Employer Identification No.)

                2113 Florida Boulevard, Neptune Beach, Florida  32266
               (Address of principal executive offices)     (zip code)

	Registrant's telephone number, including area code (904) 249-4197

Item 5.	Other events.

(a) See press release dated July 22, 1999, copy attached.

(b)	The Company also reached agreement with its key management to retain their services on a going forward basis. Lewis E. Christman, Jr. will continue to serve as President and Chief Executive Officer.
Edward B. Alexander will continue to serve as Chief Financial Officer.
In addition, William Garrett and Kevin Pickett will continue to serve as Director of Purchasing and Director of Operations, respectively. Mr. Garrett will also continue to serve as Secretary of the Corporation. Employment of the four individuals is now on an at will basis terminable by the Company or the individual on two weeks notice. Employment is on terms at least commensurate with salary and benefits payable prior to resignation.

All four employees had resigned from the Company following the election of a new Board of Directors at the annual meeting of shareholders on July 21st.
As a consequence, they received certain change in control payments as required by the terms of their employment agreements with the Company. The change in control payments totaled approximately $900,000 and will have a material adverse impact on the Company's earnings for the third quarter and this year. The change in control payments are a one time event and the Company does not expect any adverse impact on future earnings as a result of the payments.


                              SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Family Steak Houses of Florida, Inc.
                                    (Registrant)


Date:   July 23, 1999               By:__________________________
                                          (Signature)
                                          Print Name:  Edward B. Alexander
                                          Its: Chief Financial Officer



Exhibits

The following exhibits are filed as part of this report on Form 8-K, and this list comprises the Exhibit Index.

     No.                     Exhibit

     99                      Press release dated July 22, 1999.






Edward B. Alexander
Chief Financial Officer
(904) 249-4l97
July 22, 1999


FAMILY STEAK HOUSES OF FLORIDA, INC.
ELECTS NEW BOARD OF DIRECTORS,
REDEEMS POISON PILL
______________________


NEPTUNE BEACH, FLORIDA - Family Steak Houses of Florida, Inc. (NASDAQ:RYFL), today announced that at yesterday's annual meeting of shareholders, Glen F. Ceiley, Jay Conzen, Stephen Catanzaro and William Means were elected as directors of the Company. Messrs. Ceiley, Conzen, Catanzaro and Means were nominated as directors by Bisco Industries, Inc., the Company's largest shareholder, and were elected following a proxy contest with incumbent management.

During the annual meeting, Mr. Lewis E. Christman, Jr., Mr.
Edward B. Alexander, Mr. Richard M. Gray, Mr. Joseph M.
Glickstein, Jr. and Mr. G. Alan Howard resigned as directors. As a result, there are now three vacancies on the Company's Board of Directors.

Mr. Ceiley indicated that he is very pleased with the election results and is looking forward to implementing strategies to enhance shareholder value and working with the current management team to grow the business.

The Company also announced that at a meeting of the Board of Directors following the annual meeting, the Board approved the redemption by the company of its outstanding "poison pill." The record date for the redemption of the rights is August 16, 1999. The holders of the outstanding rights as of the record date will receive $.005 per right in cash. The Board also approved a resolution providing that Florida's Control Share statute will not apply to further acquisitions of shares of the Company's common stock by Mr. Ceiley, Bisco Industries, Inc. or their affiliates. Mr. Ceiley had previously indicated to the Board that he was interested in acquiring an additional 10% interest in the Company in open market transactions or privately negotiated purchases.

For further information, please contact Edward B. Alexander, Chief Financial Officer, at (904) 249-4197.